EXHIBIT 5




                                                            June 30, 2000



Motient Corporation
10802 Parkridge Boulevard
Reston, Virginia 20191-5416

                               Motient Corporation
                       Registration Statement on Form S-8

Dear Sirs:

         I have acted as your counsel in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-8 (the "Registration Statement") relating to 3,100,000 additional shares of Common Stock, par value $.01 per share ("Common Stock"), of Motient Corporation, a Delaware corporation ("Motient"), issuable under the Motient Stock Award Plan and the Motient Employee Stock Purchase Plan (together the "Plans").

         In so acting, I have examined the Plans and have examined and relied upon the originals, or copies certified to my satisfaction, of such records, documents or other instruments as in my judgment are necessary or appropriate to enable me to render the opinion set forth below.

         Based on the foregoing, I am of the opinion that authorized but not previously issued shares of Common Stock which may be delivered upon the exercise of options granted under the Plans or acquired under the Plans have been duly authorized and when issued in accordance with the terms of the Plans will be validly issued, fully paid and non-assessable.

         In giving the foregoing opinion, I have assumed that at the time any shares are issued upon exercise of the options or acquired pursuant to the Plans, a sufficient number of shares of Common Stock which are not then reserved for issuance for other purposes shall be authorized for issuance to cover the issuance of such additional shares.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, I do not thereby concede that I am within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                           Very truly yours,
                                           /s/Randy S. Segal
                                           Randy S. Segal
                                           General Counsel




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